IBM
			New Orchard Road
			Armonk, NY 10504


						June 8, 2016

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby delegate to each of the following individuals, whose signatures appear below, to sign and file on behalf of Michael L Eskew, a member of the board of directors of IBM, any Securities and Exchange Commission forms or documents in connection with any transactions by Michael L Eskew in IBM securities, including without limitation Form 3, Form 4, Form 5 under the Securities Exchange Act of 1934, or Form 144 under the Securities Act of 1933.
The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.


E. Barth          _____________/s/ E. Barth___________________

C. Kobialka       ____________/s/ C. Kobialka_________________

P.T. Charouk      ____________/s/ P.T. Charouk________________

M. Clemens        ____________/s/ M. Clemens__________________

C. A. Hall        ___________/s/ C. A. Hall___________________

G. A. Kuehnel     ___________/s/G.A. Kuehnel__________________

A. Gomes da Silva ___________/s/ A. Gomes da Silva____________

N. LaMoreaux      __________/s/ N. LaMoreaux__________________

L. Mallardi       ___________/s/ L. Mallardi__________________


This authorization shall remain in effect for as long as Michael
L Eskew remains a member of the Board of Directors of IBM.


              		Very truly yours,

			/s/ Christina M. Montgomery


			Christina M. Montgomery
			Vice President, Assistant General Counsel and Secretary